UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2016

CONNECTURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36778	58-2488736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

18500 West Corporate Drive, Suite 250

Brookfield, WI 53045

(Address of principal executive offices, including zip code)

(262) 432-8282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2016, Connecture, Inc., announced the elimination of the Executive Vice President of Sales & Marketing role, held by William A. Spehr, who will cease serving in that capacity effective immediately, and that Mr. Spehr’s employment with Connecture, Inc. will end on May 31, 2016. Mr. Spehr’s responsibilities and duties will be transitioned in an orderly fashion to current Connecture, Inc. Sales and Marketing leadership teams.

Mr. Spehr is entitled to the benefits provided by the Separation Pay Agreement between Connecture, Inc. and Mr. Spehr, dated effective April 13, 2015 (the “Separation Agreement”). Any unvested stock options and restricted stock units made to Mr. Spehr will terminate upon the effective end date of Mr. Spehr’s employment with Connecture, Inc.

The Separation Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Pay Agreement, dated effective April 13, 2015, by and among the Registrant and William A. Spehr

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTURE, INC.

Date: May 9, 2016	/s/ James P. Purko
James P. Purko Chief Financial Officer and Secretary